SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
         [ ]  Preliminary Proxy Statement
         [ ]  Confidential, for use of the Commission Only
              (as permitted by Rule 14a-6(e)(2))
         [ ]  Definitive Proxy Statement
         [x]  Definitive Additional Materials
         [ ] Soliciting Material Pursuant to (ss.) 240.14a-11(c) or (ss.) 240.14a-12

                Bull & Bear U.S. Government Securities Fund, Inc.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)   Amount Previously Paid:
     (2)   Form, Schedule or Registration Statement No.:
     (3)   Filing Party:
     (4)   Date Filed:

Notes:

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                BULL & BEAR U.S. GOVERNMENT SECURITIES FUND, INC.


                      Fund Ranks #1 in Market Total Return!

                          . . . and Karpus is selling.

                                                               December 11, 1998

Dear Fellow Shareholders,


o        THE FUND'S MARKET TOTAL RETURNS TO SHAREHOLDERS HAVE
         BEEN EXCELLENT AND AMONG THE BEST of all 25 closed end government bond funds tracked by Morningstar, Inc. (an independent financial analysis firm). According to Morningstar:

         17.94% is the Fund's market total return for the 12 months ending November 30, 1998 (ranking #1 of 25 funds) (NAV return 6.90%).

o        KARPUS IS SELLING! As disclosed in Karpus' thirteenth  amendment to its
         Schedule 13D filing with the SEC on December 10, 1998, Karpus has sold 3,100 Fund shares since November 30, 1998. Shouldn't Karpus have told you this while asking for your support and your proxy? The Fund's Directors and officers have not sold any of their shares.

o        KARPUS IS AGAINST THE FUND'S HIGH DIVIDEND DISTRIBUTION
         POLICY. The Board of Directors of the Fund believes the managed 8% dividend distribution policy, which may include a return of capital, is important to shareholders.

o KARPUS IS NOW SEEKING THE FUND'S MONEY. In total, Karpus is seeking "reimbursement" from the Fund of apparently at least $140,000. The Fund believes that Karpus' proxy solicitation may be part of Karpus' continuing efforts to exploit the Fund. As long as Karpus is not in control, the Fund will refuse to reimburse Karpus for any amount.

                                 TIME IS SHORT!

         If you have not voted, or if you voted using the blue card, it is important that you vote now using the enclosed WHITE proxy card. Remember, only your latest dated proxy card will be counted -- so please don't forget to make sure you sign and date the enclosed WHITE proxy card. Thank you for your support!


                                                      Very truly yours,

                                                   The Board of Directors


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If your shares are registered in the name of a broker or bank,  only your broker or bank can execute a proxy and vote your shares and only after receiving your specific instructions. Please contact the person responsible for your account today and direct him or her to execute a proxy on your behalf. Then mail the enclosed WHITE proxy card at once in the envelope provided. If you have any questions or need further assistance in voting, please call our proxy solicitor at 1-800-549-6746.